SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2011

AXIUS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-147276	NA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6A Easa Al Gurg Tower, 6th Floor, Baiyas Road, P.O.Box 186549, Dubai UAE
Address of principal executive offices

Registrant’s telephone number, including area code: 00971 44475722

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On or about January 28th 2011 AXIUS INC. (hereinafter the “Company”) in accordance with Board of Directors resolution entered into a Conversion Agreement (hereinafter the ”Agreement”) with HMM Corporate Services LTD, its 2nd largest stockholder, who at the time of entry into the agreement owned approximately 14% of all outstanding Company Common Stock after giving effect to issuance of 1,000,000 shares to United Management LTD as reported in Form 8-K with date of report December 15th 2010.

The number of shares of Common Stock issued under the Agreement was 900,000 and the consideration received was cancellation of a $90,000 indebtness owed by Axius to HMM Corporate Services LTD.  No underwriters participated in this transaction and the securities were exempt from registration in accordance with Section 4(2) as a transaction by an issuer not involving a public offering all 900,000 shares issued are to bear a restricted legend under the Securities Act of 1933.

For more specific information regarding the Agreement reference herewith is made to Exhibit 10.1 to this Form 8K

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

10.1

Conversion Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIUS INC.

/s/ Roland Kaufman

Roland Kaufman

President, CEO and Director

Date: February 4, 2011

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